EXHIBIT 10.29


                         THE UNITED ILLUMINATING COMPANY
                         PHANTOM STOCK OPTION AGREEMENT


         THIS AGREEMENT, made as of February 23, 1998, by and between THE UNITED ILLUMINATING COMPANY (the Company), a Connecticut corporation, and NATHANIEL D. WOODSON (the Executive), an individual,

                          W I T N E S S E T H    T H A T,

         Whereas, the Company and the Executive have entered into an Employment Agreement as of the date hereof (the Employment Agreement), whereby the Company has employed the Executive, and the Executive has agreed to serve the Company, as its President; and

         Whereas, in Section (4)(b) of the Employment Agreement, the Company has agreed to award the Executive eighty thousand (80,000) phantom stock options on shares of the Company's Common Stock, under which the option price is $45.1563 (the Exercise Price), which was the average of the high and low per share sale prices of said Common Stock on the New York Stock Exchange on February 20,
1998), vesting at the rate of sixteen thousand (16,000) options on each of the first five anniversaries of February 23, 1998 occurring during the term of the Employment Agreement, and exercisable by the Executive and/or his personal representative only during a period ending on the earlier of (A) 2400 hours on the first anniversary of the Date of Termination of the Employment Agreement (as defined in Section (5)(e) of the Employment Agreement), or (B) 2400 hours on February 23, 2008;

         Whereas, the Company and the Executive desire to enter into this Agreement evidencing the terms and provisions governing the aforesaid phantom stock options,

         NOW THEREFORE, the parties hereby agree as follows:

1.  Options.  This  Agreement  evidences  the grant to the  Executive  of eighty
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thousand  (80,000)  Phantom  Common  Stock  Options  (the  Options,  and each an
Option).

2.  Exercisability and Duration.
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     a. Generally.  None of the Options shall be exercisable  until February 23,
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1999. On that date, sixteen


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thousand (16,000) of the Options shall first become exercisable.  Thereafter, an additional sixteen thousand (16,000) Options shall first become exercisable on each of February 23, 2000, February 23, 2001, February 23, 2002 and February 23, 2003. Once exercisable, each Option shall remain exercisable, unless sooner terminated pursuant to the terms and provisions of this Agreement, until 2400 hours on February 23, 2008.

     b.  Upon A Change of  Control.  In the  event of a Change  in  Control  (as
         -------------------------
defined in Section (7) of the Employment Agreement) of the Company, the Options shall become exercisable pursuant to and in accordance with Section (8)(a) of the Employment Agreement.

     c.  Upon  Certain  Other  Events.  Upon  the  Date  of  Termination  of the
         ----------------------------
Employment Agreement (as defined in Section (5)(e) of the Employment Agreement), all of the Options that are not then exercisable shall automatically expire, and all of the Options that are then exercisable shall remain exercisable by the Executive and/or his personal representative until the earlier of (A) 2400 hours on the first anniversary of said Date of Termination or (B) 2400 hours on February 23, 2008.

3.  Payment  Upon  Exercise.  On each date that the  Executive  or his  personal
    -----------------------
representative exercises one or more Options, the Company shall become obligated to pay the Executive or his personal representative, in cash, an amount equal to the excess of the fair market value of the Company's Common Stock on that date over the Exercise Price, multiplied by the number of Options exercised. "Fair market value" shall be the average of a high and low sale prices of shares of the Company's Common Stock on the New York Stock Exchange composite tape on the exercise date or, if there is no sale on such date, then such average price on the last previous day on which at least one sale shall have been reported. The Company shall discharge each payment obligation to the Executive or his personal representative on or before the second business day following the exercise date.

4.  Documentation of Exercise.  In order to exercise an Option, the Executive or
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his  personal  representative  shall  deliver to the  Secretary of the Company a signed notice of exercise; and the Option shall be deemed exercised on the date when such notice is received by the Secretary of the Company. During the life of the Executive, the Options may be exercised only by the Executive or his guardian or legal representative.


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5.  Transferability.  The  Options may not be  assigned  or  transferred  by the
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Executive,  except by will or the laws of descent  and  distribution.  Any other purported transfer or assignment of an Option shall automatically terminate it.

6.  Adjustments.  In the event of a  recapitalization,  reclassification,  stock
    -----------
split, stock dividend, combination of shares, or any other similar change in the Company's capital structure, an appropriate adjustment shall be made in the number and/or kind of shares of the Company's stock covered by the Options and/or in the Exercise Price of the Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Options shall be assumed by the surviving or continuing corporation.

7. Funding; Right to Assets. Except as provided in Section (6) of the Employment
   ------------------------
Agreement, the Company's obligations under this Agreement shall be unfunded; and the Company is not, under any circumstances except those referred to in said Section (6), required to fund its obligations hereunder. The Company may, in its sole discretion, set aside or invest funds to meet its obligations under this Agreement, in whole or in part, in circumstances other than those referred to in said Section (6); but if the Company determines to take such action, the method and manner thereof and the continuance or discontinuance thereof shall be within the sole discretion of the Company. This Agreement confers on the Executive no right, title or interest whatsoever in or to any shares of the Company's stock or any specific funds or assets of the Company. If any funds or assets are acquired by the Company in connection with its obligations under this Agreement, they shall be and remain subject to the claims of all of the creditors of the Company.

8. Non-expansion of Rights. Nothing contained in this Agreement shall afford the
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Executive any right to be employed by the Company.

9. Binding  Effect.  The provisions of this Agreement  shall be binding upon and
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inure to the  benefit  of the  Company,  its  successors  and  assigns,  and the
Executive and his guardians, legal representatives and personal representatives.


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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above written.


THE UNITED ILLUMINATING COMPANY



By     /s/ Richard J. Grossi
  ---------------------------------------
    Its Chairman of the Board of
    Directors and Chief Executive Officer



      /s/ Nathaniel D. Woodson
  ---------------------------------------
          Nathaniel D. Woodson

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